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                                                                   EXHIBIT 23.11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Post-Effective Amendment No.1 on Form S-3 to the Registration Statement on Form S-4 and Prospectus (File No. 333-28085 and 333-28085-01) of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company of our report dated March 8, 1996, related to the financial statements of Newporter Beach Hotel Investments L.L.C. as of December 31, 1995, and for the period from March 10, 1995 through December 31, 1995.

                                                   /s/ Coopers & Lybrand, L.L.P.

Newport Beach, California
October 30, 1997